UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	November 1, 2018

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 1, 2018, Teleflex Incorporated (the “Company”) issued a press release announcing its financial results for the third quarter of 2018 (the "Third Quarter Earnings Release").  The Company also filed a Current Report on Form 8-K (the “Original 8-K”) that, among other things, was intended to furnish a copy of the Third Quarter Earnings Release as Exhibit 99.1 to the Original 8-K.  However, due to a clerical error, a copy of the press release previously issued by the Company to announce its financial results for the second quarter of 2018 was inadvertently furnished as Exhibit 99.1 to the Original 8-K.  The Company is filing this Current Report on Form 8-K/A ("Amendment No. 1") to correctly furnish, as Exhibit 99.1, the Third Quarter Earnings Release, which is the same document as was made publicly available via the Company’s wire service and posted to the Company’s website at approximately 6:30 a.m. on November 1, 2018.

Except as set forth herein, this Amendment No. 1 does not amend or update any other information set forth in the Original 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
        99.1    Earnings Press Release, dated November 1, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2018	TELEFLEX INCORPORATED By: /s/ James J. Leyden Name: James J. Leyden Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Earnings Press Release, dated November 1, 2018